                                                                     Exhibit 2.3


                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 17, 1997 (this "AGREEMENT"), among Just For Feet, Inc., an Alabama corporation ("PARENT"), IAC Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Imperial Acquisition Corporation, a Michigan corporation (the "COMPANY"), and each of the shareholders of the Company identified on Exhibit "A" attached hereto (individually, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the applicable provisions of the Michigan Business Corporation Act (the "MBCA") and the Board of Directors of the Company has approved the Merger in accordance with the applicable provisions of the MBCA, and upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder;

     WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, $.01 par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Shareholders believe the Merger is in their respective best interests and desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Company and Shareholders hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1  The Merger.

     (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, and the MBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger (the "CLOSING" and the date thereof being the "CLOSING DATE") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Department of Consumer and Industry Services of the State of Michigan, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA (the time of such filing being the "EFFECTIVE TIME").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4   Articles of Incorporation, By-Laws.

     (a) Articles of Incorporation. At the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective

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Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the MBCA and such Articles of Incorporation.

     (b) By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the MBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.5 Directors and Officers. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

     (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted into the right to receive in accordance with Exhibit "B" a pro rata portion (the "PRO RATA PORTION") of the Merger Consideration described in Section 1.7 below.

     (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Stock Options.

         (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "STOCK OPTION") granted under the Company's Employee Stock Option Plan (the "COMPANY STOCK OPTION PLAN"), whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares (as defined in Section 1.7) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option.

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

           (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions.

           (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

           (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), Parent shall file a Registration Statement on Form S-8 (or any successor form), effective within fifteen (15) days after the Effective Time, with respect to the shares of Parent Common Stock (as defined in Section 1.7) issuable upon exercise of the Stock Options and use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

     (d) Capital Stock of Merger Sub. Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

     SECTION 1.7    Merger Consideration.

     (a) Aggregate Consideration. The aggregate consideration to be paid by Parent in respect of the Shares issued and outstanding as of the Effective Time pursuant to the Merger shall be Twenty Five Million Fifty Nine Thousand Six Hundred Dollars ($25,059,600) (the "MERGER CONSIDERATION"), through conversion of such Shares into the right to receive that number of validly issued, fully paid and nonassessable shares ("PARENT SHARES") of the Common Stock, $.0001 par value, of Parent ("PARENT COMMON STOCK") which results by dividing the Merger Consideration by the average of the Last Sale Prices for Parent Common Stock for the period of ten (10) Trading Days that ends on and includes the Trading Day immediately preceding the Closing Date (the "AVERAGE PRICE"); provided, however, that each holder of such Shares may elect to receive all or any part of the Merger Consideration in cash in lieu of Parent Shares, provided, further, however, that the amount of cash comprising a portion of the Merger Consideration received by all holders of the Shares may not exceed the lesser of Five Million Dollars ($5,000,000) in the aggregate or twenty percent (20%) of the total Merger Consideration, as the same may be adjusted pursuant to Section 1.7(b) below. Any cash consideration to be paid hereunder shall be paid by certified or bank casher's check or wire transfer, in any case in immediately available funds, on the Closing Date. For purposes of this Agreement a "TRADING DAY" shall mean a day in which the Parent Common Stock is traded on the over the

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counter market and the "LAST SALE PRICE" shall be the last sale price for Parent
Common Stock as reported by the Nasdaq Stock Market for such Trading Day.

     (b) Potential Adjustment to Merger Consideration. If Company's consolidated earnings before interest, taxes, depreciation and amortization, as determined in accordance with the conventions hereinafter described ("EBITDA") for the Company's fiscal year ending February 28, 1997, is less than $5,000,000 then the Merger Consideration shall be adjusted downward Four and 70/100 Dollars ($4.70) for each One Dollar ($1.00) of the amount of such shortfall.
If, on the other hand, the Company's EBITDA for the Company's fiscal year ending February 28, 1997, is more than $5,600,000 then the Merger Consideration shall be adjusted upward Four and 70/100 Dollars ($4.70) for each One Dollar ($1.00) of the amount of such overage (any adjustment up or down to the Merger Consideration pursuant to this provision being hereinafter referred to as the "EBITDA ADJUSTMENT"). For purposes of this Agreement the Company's EBITDA shall be determined as set forth in Section 1.7(c) in accordance with generally accepted accounting principles in the same manner as the Company has historically determined the same; provided, however, that the following adjustments shall be made: (i) any legal or professional fees associated with this transaction that were incurred during the applicable fiscal year shall be ignored; (ii) any legal or professional fees that were incurred during the applicable fiscal year with respect to the Internal Revenue Service's audit of the Company's 1993 and 1994 tax returns shall be ignored; (iii) rental income relating to the applicable fiscal year shall be included after adjusting the same to add back interest expense and depreciation incurred or taken in the applicable fiscal year in arriving at "rental income, net," as set forth in the Company's consolidated statement of operations for such fiscal year; and (iv) any adjustment to the LIFO reserve shall be ignored.

     (c)  Determination of EBITDA.   Company's EBITDA for the fiscal year ending
February 28, 1997, and any resulting EBITA Adjustment, shall be determined by Company's independent certified public accountants at least ten (10) days prior to the Closing Date (the "EBITDA DETERMINATION"). Immediately after receiving the EBITDA Determination, Company shall deliver same to the Parent. The Parent and its accountants shall be given full access upon request to all work papers or other materials used by the Company and its accountants in the preparation of the EBITDA Determination. If the Parent does not deliver a list of written objections to the EBITDA Determination ("OBJECTION NOTICE") to Company and the Shareholders within ten (10) days following delivery to the Parent, the EBITDA Determination shall become final and binding upon the parties. If the Parent delivers an Objection Notice within such ten (10) day period, the parties will endeavor to reconcile any differences and agree upon a final EBITDA Determination. If the parties are unable to agree upon a final EBITDA Determination within five (5) days following delivery of the Objection Notice, at the request of either party the outstanding matters shall be submitted for resolution by a mutually acceptable accounting firm of recognized national standing with offices in the Atlanta, Georgia area. If the parties are unable to agree upon a mutually acceptable accounting firm, one will be selected at random from a list of the six (6) largest Atlanta offices of such certified public accounting firms having no prior affiliation with Parent, Company, the Surviving Corporation or the Shareholders. Each of Parent and the Shareholders shall bear 50% of the fees and expenses of the accounting firm so selected.

Such accounting firm shall promptly prepare a final EBITDA Determination and the determination of such accounting firm shall be final and binding upon the parties. Notwithstanding anything contained in this Agreement to the contrary, the Closing will be postponed until such time as the EBITDA Determination is finally determined in accordance with this Section 1.7(c).

     (d) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Shares who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such shareholder) shall, upon surrender of such shareholder's Company Common Stock certificate(s), be paid in cash the valuation rate determined pursuant to this Section 1.7.

     SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

     SECTION 1.9 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I. Until surrendered and exchanged in accordance with this Section, each certificate of Company Common Stock shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the Shares of Company Common Stock evidenced by such certificate and shall have no other rights. No interest shall accrue or be payable on any Merger Consideration.

     SECTION 1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     SECTION 1.11 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

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     SECTION 1.12   Material Adverse Effect.  When used in connection with the
Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (b) is or is reasonably likely to prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS

     Subject to Section 8.9 below, the Company and Shareholders, jointly and severally, hereby represent and warrant to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "COMPANY DISCLOSURE SCHEDULE"):

     SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and approvals could not reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 2.2 Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws as amended to date, and has furnished or made

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available to Parent the Articles of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "SUBSIDIARY DOCUMENTS"). Such Articles of Incorporation, By-Laws and Subsidiary Documents are in full force and effect.

     SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock and 5,000 shares of preferred stock, without par value, none of which is issued and outstanding and none of which is held in treasury. As of February 28, 1997, (i) 841,002 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, and
(iii) 30,000 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan. All of the shares of capital stock of the Company are owned of record and beneficially by the persons or entities set forth in Section 2.3 of the Company Disclosure Schedule in the respective numbers set forth in Section 2.3 of the Company Disclosure Schedule, which sets forth the address and position with Company of each such person or entity. No change in such capitalization has occurred between February 28, 1997 and the date hereof. Except as set forth in
Section 2.3 or Section 2.15 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section
2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. All of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the voting rights of the registered holder, marital interests, community property interests, charges or other encumbrances of any nature whatsoever (collectively, "LIENS").

     SECTION 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (including the requisite approval of all shareholders entitled to vote on matters pertaining to this Agreement), and no other corporate proceedings on the part of the Company (or its shareholders) are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has

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been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     SECTION 2.5  Shareholders.

     (a) Each Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by one or more of the Shareholders as contemplated hereby (such other agreements, documents and instruments being sometimes hereinafter collectively referred to as the "ANCILLARY INSTRUMENTS"), and to carry out the transactions contemplated hereby and thereby.

     (b) This Agreement has been duly and validly executed and delivered by each Shareholder and is, and when executed and delivered each Ancillary Instrument to be executed and delivered by the Shareholders pursuant hereto will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

     (c) Except as set forth on Section 2.5(c) of the Company Disclosure Schedule, each Shareholder has good and marketable title to the Shares of Company Common Stock shown on Section 2.3 of the Company Disclosure Schedule as being owned by such Shareholder, and, except as set forth on Section 2.5(c) of the Company Disclosure Schedule, immediately prior to the Effective Time each Shareholder will have good and marketable title to the Shares of Company Common Stock, in each case free and clear of all Liens.

     (d) Each Shareholder warrants and represents that the holders of the Shares of the Company Common Stock held by such Shareholder or such Shareholder's associates (specifically including any individual retirement accounts in which such Shareholder or such Shareholder's spouse is a beneficiary) have voted to approve the execution and delivery of this Agreement by the Company and the consummation of the Merger.

     SECTION 2.6 Books and Records. The minute books and other similar records of the Company and its subsidiaries as made available to Parent and Merger Sub prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its subsidiaries. The stock transfer ledgers and other similar records of the Company and its subsidiaries as made available to Parent and Merger Sub prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and its subsidiaries. Except as set forth in Section 2.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic

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

process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or one or more of its subsidiaries.

     SECTION 2.7   No Conflict; Required Filings and Consents.

     (a) Section 2.7(a) of the Company Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts, agreements, leases, licenses, evidences of indebtedness, mortgages, indentures, security agreements or other contracts or arrangements (whether written or oral) (collectively "CONTRACTS") (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent and Merger Sub prior to the execution of this Agreement), to which the Company or any of its subsidiaries is a party or by which any of their respective assets or properties is bound:

           (i) (A) all Contracts (excluding Company Employee Plans as defined in
     Section 2.15) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Company Employee Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any of its subsidiaries to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $30,000;

           (ii) all Contracts with any person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its subsidiaries to engage in any business activity or compete with any person or prohibiting or limiting the ability of any person to compete with the Company or any of its subsidiaries;

           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any person;

           (iv) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit, equipment leases or lease purchase agreements and other contracts relating to indebtedness to which the Company or any of its subsidiaries is a party or by which any of them is bound, other than office equipment and vehicle leases entered into in the ordinary course of business in an aggregate amount not exceeding $100,000;

           (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees, other than routine purchase or sales orders for purchases and sales in the ordinary course of business consistent with past practices;

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           (vi) all Contracts relating to (A) the future disposition or acquisition of any assets or properties of the Company or any of its subsidiaries, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

           (vii) all Contracts that (A) limit or contain restrictions on the ability of the Company or any of its subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Lien, to purchase or sell any assets or properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company or any of its subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

           (viii) all other Contracts (other than Company Employee Plans, leases listed in Section 2.17(b) of the Company Disclosure Schedule and insurance policies listed in Section 2.22 of the Company Disclosure Schedule) that
     (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any of its subsidiaries of more than $50,000 annually, or (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to the Company or any of its subsidiaries.

     (b) To the best knowledge of Company and each Shareholder, except as disclosed in the applicable Section of the Company Disclosure Schedule wherein a Contract is disclosed, each Contract required to be disclosed in any Section of the Company Disclosure Schedule (i) constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, (ii) neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of such Contracts, (iii) no other party to any of such Contracts has breached or is in default of any of its obligations thereunder, and (iv) each of such Contracts is in full force and effect, except in any such case under clauses (i), (ii),
(iii) and (iv) of this Section 2.7(b) for breaches, defaults or failures to be in full force and effect that has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Except as set forth in Section 2.7(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case under clauses (i), (ii) or (iii) of this Section 2.7(c) for any such conflicts, violations, breaches, defaults or other occurrences that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any required foreign anti-trust or similar filings and the filing and recordation of appropriate merger or other documents as required by the MBCA.

     SECTION 2.8   Compliance, Permits.

     (a) Except as disclosed in Section 2.8(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any license, permit, franchise or Contract that is not the subject of Section 2.7 to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case under clauses (i) or (ii) of this Section 2.8(a) for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) Except as disclosed in Section 2.8(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 2.8   Financial Statements.   The Company has previously furnished
to Parent (a) audited consolidated balance sheets of the Company as of February 28, 1994, 1995 and February 29, 1996, and (b) the related audited consolidated statements of income, statements of stockholders' equity and statements of cash flows for the fiscal years then ended together with the related notes thereto and the reports thereon of Arthur Andersen LLP. The Company has also furnished Parent the unaudited consolidated balance sheet and statement of income of the Company as of and for the eleven months ended January 31, 1997 (the "RECENT FINANCIAL STATEMENTS"). The consolidated balance sheet of the Company as of

February 29, 1996, together with the related notes thereto and the report thereon of Arthur Andersen LLP, is hereinafter referred to as the "1996 BALANCE
SHEET".   All such financial statements referred to in this Section 2.9 present fairly the financial position of the Company as of their respective dates, and each of the related statements of income and (where applicable) stockholders' equity and cash flows included therein present fairly the results of operations and (where applicable) cash flows for the fiscal years and periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, and all such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise noted therein and except, as to unaudited financial statements, that no statements of stockholders' equity have been prepared, and no notes to such financial statements are included.

     SECTION 2.10 Accounts Receivable. All accounts receivable of Company and its subsidiaries reflected on the Recent Financial Statements, and those arising since the date thereof, represent arm's length sales actually made in the ordinary course of business; are to the knowledge of Company and the Shareholders collectible (net of the reserve shown on the Recent Financial Statements for doubtful accounts) in the ordinary course of business; to the knowledge of Company and the Shareholders are subject to no counterclaim or set off and are not in dispute. Section 2.10 of the Company Disclosure Schedule contains an aged schedule of accounts receivable included in the Recent Financial Statements and as of a date not more than twenty days prior to the date hereof.

     SECTION 2.11 Inventory. All inventory of Company and its subsidiaries reflected on the Recent Financial Statements consists of a quality and quantity useable and saleable in the ordinary course of business, in the aggregate, had a commercial value at least equal to the value shown on such balance sheet and is valued in accordance with generally accepted accounting principles at the lower of cost (on a LIFO basis) or market. All inventory purchased since the date of the Recent Financial Statements consists of a quality and quantity useable and saleable in the ordinary course of business. Except as set forth in Section
2.11 of the Company Disclosure Schedule, all inventory of the Company and its subsidiaries is located on premises owned or leased by the Company or its subsidiaries as reflected in this Agreement.

     SECTION 2.12 Absence of Certain Changes or Events. Except as set forth in Section 2.12 of the Company Disclosure Schedule, since January 31, 1997, each of the Company and its subsidiaries has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; or (g) any sale of a material amount of property or assets of the Company or any of its subsidiaries, except in the ordinary course of business.

     SECTION 2.13 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Recent Financial Statements, or in Section
2.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities, commitments or obligations (secured or unsecured, and whether accrued, known, unknown, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a Material Adverse Effect. Except as and to the extent described in the Recent Financial Statements or in Section 2.13 of the Company Disclosure Schedule, none of Company or any of the Shareholders has knowledge of any basis for the assertion against Company or any of its subsidiaries of any liability or of any circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

     SECTION 2.14 Absence of Litigation. Except as set forth in Section 2.14 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company or any Shareholder, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal or state court, arbitrator or administrative, governmental or regulatory authority or body, and neither the Company nor the Shareholders have knowledge of any facts or circumstances that are reasonably likely to give rise to any such claims, actions, suits, proceedings or investigations.

     SECTION 2.15   Employee Benefit Plan;  Employment Agreements.

     (a) Section 2.15(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee (including any beneficiary of any such employee) of, or any current or former consultant (including any beneficiary of any such consultant) to, the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company under which the Company currently has a liability, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "COMPANY EMPLOYEE PLANS"). There have been made available to Parent copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing. Except as set forth in Section 2.15(a) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company has any commitment or intention to create, modify, terminate or increase benefits or vesting under any Company Employee Plan.

     (b) (i) Except in each case as set forth in Section 2.15(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multi-employer plan" as such term is defined in Section 3(37) of ERISA, a pension plan subject to Title IV of ERISA or a plan subject to Part 3 of Title I of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan;
(iii) except for any defaults or failures so to comply that, individually or together with all other such failures, have not and will not result in a material liability of the Company or any of its subsidiaries, all Company Employee Plans are in compliance with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and the Company and Shareholders have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) there are no lawsuits or other claims (other than claims for benefits in the ordinary course) pending or, to the best knowledge of the Company and the Shareholders, threatened with respect to any Company Employee Plan. Each Company Employee Plan which is a "group health plan" as defined in Section 607(l) of ERISA or Section 5000(b)(1) of the Code has been operated in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code, except for any failures to comply that, individually or together with all other such failures, have not and will not result in a material liability of the Company or any of its subsidiaries. Except as set forth in Section 2.15(b) of the Company Disclosure Schedule, there are no restrictions on the rights of the Company or any of its subsidiaries to amend or terminate any Company Employee Plan. No Company Employee Plan has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

     (c) Section 2.3 or Section 2.15(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; and (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

     (d) Section 2.15(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $150,000; (iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $150,000, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of the Company and its subsidiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the Company's financial statements to the extent required by and in accordance with generally accepted accounting principles.

     (e) Full payment has been made of all amounts which the Company is required, under applicable law or under any Company Employee Plan or any agreement relating to any Company Employee Plan to which the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Company Employee Plan ended prior to the date hereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of the Company no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Company Employee Plan, applicable laws or related agreements. Benefits under all Company Employee Plans are as represented and have not been increased subsequent to the date as of which documents have been provided. There is no unfunded liability with respect to any Company Employee Plan that is not intended to be qualified under Section 401(a) of the Code. No Company Employee Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth in such Plan's must recent actuarial valuation. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Employee Plan subject to Title IV of ERISA.

     SECTION 2.16   Labor Matters.

     (a) Except as set forth in Section 2.16(a) of the Company Disclosure
Schedule: (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries or Shareholders, threatened, between the Company or any of its subsidiaries and any of their respective employees; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company, any of its subsidiaries nor any of the Shareholders has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     (b) Section 2.16(b) of the Company Disclosure Schedule contains a true and correct list of all employees to whom the Company or any of its subsidiaries is paying compensation, including bonuses and incentives, at an annual rate in excess of Thirty Thousand Dollars ($30,000) for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee (including a complete and accurate description of any bonus arrangements) and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

     SECTION 2.17  Title to Property.

     (a) Except as set forth in Section 2.17(a) of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and, except as set forth in Section 2.17(a) of the Company Disclosure Schedule to the knowledge of the Company and the Shareholders, all leases pursuant to which the Company or any of its subsidiaries lease from others any real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company or Shareholders, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Except as set forth in Section 2.17(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owes any brokerage commissions with respect to any leased space.

     (b) Section 2.17(b) of the Company Disclosure Schedule sets forth all real property owned, used or occupied by the Company or any of its subsidiaries (the "REAL PROPERTY"). Section 2.17(b) of the Company Disclosure Schedule also identifies the leases (oral or written) and all amendments thereto and extensions thereof, under which the Company or any of its subsidiaries now uses any such Real Property, as well as any guarantors of tenant's obligations under such leases, true and correct copies of which written leases (or descriptions of oral leases or arrangements) the Company has delivered to Parent and Merger Sub. There are now in full force and effect duly issued certificates of occupancy (or application for such certificates has been properly made) permitting the Real Property and improvements located thereon that is in a jurisdiction that issues such certificates to be legally used and occupied as the same are now constituted.

     (c) Section 2.17(c) of the Company Disclosure Schedule further identifies all loans of which the Company or the Shareholders have knowledge encumbering the fee interest of the Company or any of its subsidiaries in any Real Property and all loans encumbering the leasehold interest of the Company or any of its subsidiaries in any Real Property, all agreements entered into by the Company or any of its subsidiaries with any lender affecting the Real Property, any lease or the rights of the Company or any of its subsidiaries under any lease, with all sub tenants, tenants, assignees, licensees, concessionaires or other entities, other than the Company or any of its subsidiaries, having a right to occupy all or any portion of the Real Property, true and correct copies of which agreements the Company has delivered to Parent and Merger Sub (or if an oral arrangement, are fully described on Section 2.17(c) of the Company Disclosure Schedule. To the knowledge of the Company and the Shareholders, no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. All of the Real Property is serviced by public utilities, or utilities are available to the Real Property. To the knowledge of Company and the Shareholders, there are no easements or restrictions of record that would materially, adversely interfere with the use of the Real Property in connection with the conduct of the business of the Company and its subsidiaries as presently conducted. There is not, to the knowledge of Company or the Shareholders, (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any part of any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any Real Property. To the knowledge of Company and the Shareholders, none of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance. To the knowledge of Company and the Shareholders, no public improvements have been commenced and none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. None of the Company or the Shareholders has notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in "(ii)" above or (iv) underground storage tanks located on any Real Property.

     (d) Neither the whole nor any portion of the Real Property or any other assets of the Company or its subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the knowledge of Company and the Shareholders has any such condemnation, expropriation or taking been proposed.

     (e) Shareholders have delivered to Parent and Merger Sub prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned by the Company or any of its subsidiaries, and (ii) all leases (including any amendments and renewal letters) with respect to the real property leased by the Company or any of its subsidiaries.

     SECTION 2.18 Condition of Property. Except as set forth in Section 2.18 of the Company Disclosure Schedule, all material property and assets owned or utilized by the Company or any of its subsidiaries are in good operating condition and repair, free from any defects (except such minor defects or repairs as do not interfere with the use thereof in the conduct of the normal operations of the Company and its subsidiaries, as the case may be), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Company and its subsidiaries, as the case may be, as conducted during the preceding 24 months.

     SECTION 2.19   Taxes.

     (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Other than as disclosed in Section 2.19(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have timely filed all Tax Returns required to be filed by them, (ii) the Company and its subsidiaries have paid and discharged all Taxes due and have withheld all Taxes required to be withheld with respect to employees in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining adequate reserves. Except as disclosed in
Section 2.19(b) of the Company Disclosure Schedule: (i) there are no tax liens on any assets of the Company or any subsidiary thereof; (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) neither the Company nor any of its subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, or of any audit or other examination threatened, proposed or currently in progress of any Tax Return of the Company or any of its subsidiaries; (iv) there is no contract, agreement, plan or arrangement, including but not limited to the provisions of the Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or subject to the excise tax pursuant to Section 4999 of the Code; (v) neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements; (vi) neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company; and (vii) except for the group of which the Company and its subsidiaries are now presently members, since 1988, neither the Company nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The accruals and reserves for Taxes (including deferred taxes) reflected in the Recent Financial Statements are adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

     SECTION 2.20 Environmental Matters. Except as set forth in Section 2.20 of the Company Disclosure Schedule, and except in all cases, in the aggregate, that have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("ENVIRONMENTAL LAWS"); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 2.21   Intellectual Property.

     (a) Except as disclosed in Section 2.21(a) of the Company Disclosure Schedule, the Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications therefor that are material to the business of the Company and its subsidiaries as currently conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

     (b) Section 2.21(b) of the Company Disclosure Schedule sets forth a complete list of all trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

     SECTION 2.22 Insurance. Section 2.22 of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, direc tors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any of its subsidiaries or affect or relate to the ownership, use or operation of any of the assets and properties of the Company or any of its subsidiaries and that (i) have been issued to the Company or any of its subsidiaries or (ii) have been issued to any person (other than the Company or any of its subsidiaries) for the benefit of the Company or any of its subsidiaries. Except as disclosed in Section 2.22 of the Company Disclosure Schedule, the insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.22 of the Company Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any subsidiary of the Company nor the person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.22 of the Company Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and assets and properties of the Company and its subsidiaries, are in amounts and have coverages that are reasonable and customary for persons engaged in such businesses and operations and having such assets and properties. Neither the Company, any of its subsidiaries nor the person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     SECTION 2.23  Major Customers and Suppliers.

     (a) Except as disclosed in Section 2.23(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, individually or collectively, has any customer who purchased more than $20,000 in goods or services during either of the two (2) most recent fiscal years ended February 29, 1996 and February 28, 1997. None of the Company or any of the Shareholders has any knowledge or information of any facts indicating that any of the customers so listed will not continue to be customers of the applicable business after the Effective Time at substantially the same level of purchases as heretofore.

     (b) Section 2.23(b) of the Company Disclosure Schedule contains a list of the ten (10) largest suppliers to the Company and its subsidiaries for each of the two (2) most recent fiscal years ended February 29, 1996 and February 28, 1997 (determined on the basis of the total dollar amount of purchases), showing the total dollar amount of purchases from each such supplier during each such year. None of Company or any of the Shareholders has any knowledge or information of any facts indicating that any of the suppliers so listed will not continue to be suppliers to the applicable business after the Closing and will not continue to supply the applicable business at competitive prices.

     SECTION 2.24 Product Warranty and Product Liability. Neither the Company nor any of its subsidiaries offers any warranty or warranties in connection with the sales of its Products (as defined below) and, other than manufacturers' warranties that may be available, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. The Company or its subsidiaries does occasionally accept returns of defective Products as part of its customer service operations. To the knowledge of Company and the Shareholders, the aggregate annual cost to the Company and its subsidiaries of performing warranty obligations for customers, or accepting returns of purportedly defective Products from customers, has not exceeded $20,000 in each of the five (5) preceding fiscal years. As used in this Section 2.24, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by the Company or any of its subsidiaries, or by any predecessor of the Company or any of its subsidiaries under any brand name or mark under which products are or have been manufactured, distributed or sold by the Company or any of its subsidiaries.

     SECTION 2.25 Bank Accounts. Section 2.25 of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any of its subsidiaries maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     SECTION 2.26  Relationships with Affiliates and Associates.

     (a) All leases, contracts, agreements or other arrangements between Company and any of its subsidiaries, on the one hand, and any Shareholder or any affiliate or associate of any of the Shareholders, on the other hand, are described and identified as such on Section 2.26(a) of the Company Disclosure Schedule.

     (b) No Shareholder or affiliate or associate of any Shareholder has any direct or indirect interest in (i) any entity which does business with the Company or any of its subsidiaries or is competitive with the business of any of the Company or any of its subsidiaries, or (ii) any property, asset or right which is used by the Company or any of its subsidiaries in the conduct of its or their business.

     (c) All obligations of any Shareholder or any affiliate or associate of a Shareholder to the Company or any of its subsidiaries, and all obligations of the Company or any of its subsidiaries to a Shareholder or any affiliate or associate of a Shareholder other than in their capacities as employees, officers or directors of the Company, are listed on Section 2.26(c) of the Company Disclosure Schedule.

     SECTION 2.27  Assets Necessary to Business.  Except as set forth on Section
2.27 of the Company Disclosure Schedule, the Company and its subsidiaries presently have and at the Closing will have good, valid and marketable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, necessary to permit the business of the Company and its subsidiaries to be continued after Closing in substantially the same manner as presently conducted and as conducted during the preceding 24 months.

     SECTION 2.28 Brokers. No broker, finder or investment banker (other than Smith Barney Inc., the fees and expenses of whom will be paid by the Company subject to the limits established in Section 9.5 below) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Smith Barney Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.29 Securities Law Matters. Each of the Shareholders acquiring Parent Common Stock pursuant to this Agreement is acquiring such stock for investment for such Shareholder's own account, not on behalf of others and not with a view to resell or otherwise distribute such Parent Common Stock except pursuant to either a valid registration under the Securities Act and applicable state securities laws or a valid exemption from such registration requirements. Each such Shareholder acknowledges that the Parent Common Stock has not been registered under the Securities Act, or under any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available and, as a result, such Shareholder must bear the risk of an investment in Parent Common Stock for an indefinite period of time. The financial condition of each such Shareholder is currently adequate to bear the substantial economic risk of an investment in Parent Common Stock. Each such Shareholder has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Parent. Each Shareholder is a bona fide resident of the State of Michigan or Connecticut as set forth in Section 2.29 of the Company Disclosure Schedule and all communications and information, written or oral, concerning the Parent Common Stock and this Agreement have been directed to such Shareholders and have been received in such States, as the case may be. Each Shareholder has received and carefully read all of the Parent SEC Reports (as that term is defined in Section 3.7(a)). Each such Shareholder has had an opportunity to ask questions of, and receive answers from, officers of Parent concerning Parent and the Parent Common Stock and to obtain any additional information which such Shareholder reasonably requested. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D under the Securities Act, and Section 2.29 of the Company Disclosure Schedule sets forth for each such Shareholder the basis on which the Shareholder qualifies as an "accredited investor."

     SECTION 2.30 Full Disclosure. No representation or warranty by the Company and/or the Shareholders in this Agreement, nor the Company Disclosure Schedule or any certificate (or any statement furnished pursuant to Section 5.6 below), furnished or to be furnished by or on behalf of the Company or any Shareholder to Parent or Merger Sub pursuant to this Agreement, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "PARENT DISCLOSURE SCHEDULE"):

     SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

     SECTION 3.3   No Conflict, Required Filings and Consents.

     (a) Except as set forth in Section 3.3(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case under clause (i), (ii) or (iii) of this
Section 3.3(a) for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), state securities or "blue sky" laws or regulations, the pre-merger notification requirements of the HSR Act, or any foreign antitrust or similar filings and the filing and recordation of appropriate merger or other documents as required by the MBCA.

     SECTION 3.4 Certificate and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Articles of Incorporation, respectively, or By-Laws.

     SECTION 3.5 Financing. Parent and Merger Sub have sufficient funds available (through existing credit agreements or otherwise) to complete the transactions contemplated hereby and to pay all fees and expenses related thereto.

     SECTION 3.6 Capitalization. As of February 28, 1997, the authorized capital stock of Parent consisted of (i)70,000,000 shares of Parent Common Stock of which 28,569,946 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, none of which were held in treasury, 4,500,000 shares were reserved for future issuance under Parent's Employee Stock Option Plan of which 2,703,404 were subject to unexercised options, and 281,250 shares were reserved for future issuance under the Parent's Non-Employee Director Stock Option Plan of which 192,500 were subject to unexercised options, and (ii) 5,000,000 shares of preferred stock, $ .0001 par value per share, of which no shares were issued and outstanding and none of which were held in treasury. No material change in such capitalization has occurred between February 28, 1997 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock without par value of which 100
shares are issued and outstanding.   Except as set forth in Section 3.6 of the
Parent Disclosure Schedule, as of the date hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section
3.6 of the Parent Disclosure Schedule as of the date hereof, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 3.7 SEC Filings; Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (such agency and any successor federal agency having similar powers being hereinafter referred to as the "SEC") and has heretofore delivered to the Company, in the form filed with the SEC, (i) its last three Annual Reports on Form 10-K, (ii) Reports on Form 10-Q for the quarters ended since its last 10-K, (iii) all proxy statements relating to Parent's meetings of Shareholders (whether annual or special) since January 1, 1994, (iv) all other reports or registration statements filed by Parent with the SEC since January 1, 1994, including Parent's most recent Prospectus dated June 13, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) All financial statements included or incorporated in the Parent SEC Reports present fairly the financial position of the Parent as of their respective dates, and each of the related statements of income and (where applicable) stockholders' equity and cash flows included therein present fairly the results of operations and (where applicable) cash flows for the fiscal years and periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, and all such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise noted therein and except, as to unaudited financial statements, that no statements of stockholders' equity have been prepared, and no notes to such financial statements are included.

     SECTION 3.8  Absence of Certain Changes or Events.  Except as set forth in
Section 3.8 of the Parent Disclosure Schedule or in the Parent SEC Reports, since October 31, 1996, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices;
(v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of the Company pursuant to Section
4.2 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

     SECTION 3.9  Ownership of Merger Sub; No Prior Activities.

     (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                  ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company and Shareholders, jointly and severally, covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company or its subsidiaries in contemplation of the Merger; and the Company and Shareholders shall use all reasonable commercial efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under the Company Stock Option Plan and are outstanding on the date hereof);

     (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $100,000 in the aggregate);

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

     (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, other than draws in the ordinary course of business under the Company's bank line of credit, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement calling for aggregate payments in excess of $50,000; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

     (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, provided the Company and its subsidiaries may increase wages (by not more than ten percent (10%) for any individual or in the aggregate) in the ordinary course of business consistent with past practice;

     (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the 1996 Balance Sheet or incurred in the ordinary course of business since the date of the 1996 Balance Sheet and consistent with past practice; or

     (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 4.2 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

     (a) amend or otherwise change Parent's Certificate or By-Laws;

     (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent; or

     (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 HSR Act. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act and any applicable antitrust or similar acts in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and any applicable foreign agencies or authorities having jurisdiction for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

     SECTION 5.2   Registration Requirements

     (a) Certain Definitions.  In addition to any definitions elsewhere provided
         -------------------
for in this Agreement, including this Section 5.2, the following terms shall have the following respective meanings when used in this Section 5.2:

           (i) The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement.

           (ii) "REGISTRABLE SECURITIES" means (A) the shares of Parent Common
                                                -
     Stock issued as a part of the Merger Consideration to those certain persons holding Shares of the Company Common Stock at the Effective Time (the "REGISTRABLE SHARES"), and (B) any other shares of Parent Common Stock
                                 -
     issued as a dividend or other distribution with respect to the Registrable Shares.

     (b) Registration on Form S-3.  Not later than fifteen (15) days following
         ------------------------
the Effective Date, Parent agrees to prepare and file with the SEC a Registration Statement on Form S-3 under the Securities Act (the "REGISTRATION STATEMENT") and proceed to use reasonable efforts to obtain all such qualifications and compliances as may reasonably be requested by the Shareholders and as would permit or facilitate the resale by the Shareholders and the Requesting Holders (as such term is defined in Section 5.2(c) below) of all of the Registrable Securities.

     (c) Right to Include Registrable Securities in an Incidental Registration.
         ---------------------------------------------------------------------
If the Parent proposes to register any of its Parent Common Stock under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Parent within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Parent will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Parent has been so requested to register by the holders of Registrable Securities (hereinafter "REQUESTING HOLDER"), to the extent required to permit the disposition of the Registrable Securities in accordance with the intended methods thereof, provided that:
                 --------

           (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Parent shall determine for any reason not to register such securities, the Parent may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith as provided in Section 5.2(d));

           (ii) if (A) the registration so proposed by the Parent involves an
                    -
     underwritten offering of the securities so being registered, whether or not for sale for the account of the Parent, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Parent in writing that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will materially adversely affect the distribution of such securities by such underwriters (such written advice to state the reasons therefor), then the Parent will promptly furnish each such holder of Registrable Securities with a copy of such written advice and may require, by written notice to each such holder accompanying such written advice, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities owned by such holders);

           (iii) the Parent shall not be obligated to effect any registration of Registrable Securities under this Section 5.2(c) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities; and

           (iv) if any registration pursuant to Section 5.2(c) shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven days prior to the effective date of such registration statement or for such period after the effective date of such registration statement as is required by the underwriters with respect to company insiders.

     (d) Expenses of Registration.  Parent shall pay all of the reasonable out-
         ------------------------
of-pocket expenses incurred in connection with any registration statement prepared and filed pursuant to this Section 5.2, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of Parent's outside counsel and independent accountants including expenses incurred in connection with any special audits incidental to or required by such registration. Any underwriting discounts, fees and disbursements of counsel to the Shareholders or Requesting Holders, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Shareholders or Requesting Holders shall be borne by the Shareholders and Requesting Holders.

     (e) Registration Procedures.  If and whenever the Parent is required to use
         -----------------------
its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.2(b) and 5.2(c), the Parent will promptly:

           (i) cooperate with any underwriters and the holders of such Registrable Securities, and will enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and the Parent will provide to the holders of such Registrable Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any holder of Registrable Securities or underwriter, reasonable access to appropriate Parent officers and employees to answer questions and to supply information reasonably requested by any such holders of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration statement;

           (ii) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and in the case of a registration pursuant to Section 5.2(b) hereof, to remain effective until the earlier of the resale of all of the Registrable Securities so registered or three hundred sixty five (365) days subsequent to the effective date of the Registration Statement;

           (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or, subject to subdivision (ii) above, the expiration of such registration statement; and will furnish, upon request, to each such seller and each Requesting Holder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

           (iv) furnish to each seller of such Registrable Securities and each Requesting Holder and the underwriters (if any) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or Requesting Holder may reasonably request;

           (v) use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

           (vi) upon request, furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller and such holder, of (A) an opinion of counsel for the Parent, dated the
                          -
     effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "comfort" letter, dated the
                                             -
     effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Parent's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter for such sellers or such holders may reasonably request;

           (vii) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable efforts to obtain its withdrawal;

           (viii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

           (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

           (x) use its reasonable efforts to list all Stock covered by such registration statement on each securities exchange on which any of the Common Stock is then listed or on the Nasdaq Stock Market if the Parent's shares trade on such market.

     (f) Suspension of Effectiveness.  Notwithstanding anything contained in
         ---------------------------
this Section 5.2 to the contrary, the Parent may delay filing a registration statement (for up to thirty (30) days in the case of Section 5.2(b)), and may withhold efforts to cause the registration statement to become effective, if the Parent reasonably determines in good faith that such registration would (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Parent (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of the Parent's shareholders. If, after a registration statement becomes effective, the Parent advises the holders of registered shares that the Parent considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Parent advises them that the registration statement has been amended; and the Parent agrees to cause the registration statement to be amended promptly after providing such advice.

     (g) Information by Seller.  The Parent may require each seller of
         ---------------------
Registrable Securities as to which any registration is being effected to furnish the Parent such information regarding such seller and the distribution of such securities as the Parent may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith. All information provided to Parent by such seller shall be accurate and complete in all material respects.

     (h)  Indemnification.
          ---------------

                (i) Parent will indemnify Shareholders and each person controlling Shareholders within the meaning of Section 15 of the Securities Act, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse Shareholders and each person controlling Shareholders for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent specifically for inclusion in such registration statement, prospectus, offering circular or other document by Shareholders or a controlling person of either of the Shareholders seeking indemnification.

                (ii) Each Shareholder and Requesting Holder will indemnify Parent, each of its directors and officers and each underwriter, if any, of the Parent's securities covered by such a registration statement and each person who controls Parent or such underwriter within the meaning of
     Section 15 of the Securities

     Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to Parent by such Shareholder or Requesting Holder specifically for inclusion in such registration statement, prospectus, offering circular or other document, provided that in no event shall any indemnity under this subsection exceed the gross proceeds received by Shareholders from the sale of any of the Registrable Securities.

     (i) Supplemental Covenants with Respect to Registrable Securities.  With a
         -------------------------------------------------------------
view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times from and after the lapse of the Registration Statement, Parent agrees to:

                (i) Make and keep public information available concerning the Parent, as those terms are understood and defined in Rule 144 under the Securities Act;

                (ii) File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                (iii) So long as Shareholders owns any Registrable Securities, furnish to Shareholders forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (i) an opinion of counsel addressed to the Parent's transfer agent necessary to the effect the transfer of any and all Registrable Securities sold by the Shareholders; and (ii) a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent, and such other reports and documents so filed as Shareholders may reasonably request in availing itself of any rule or regulation of the SEC allowing Shareholders to sell any such Registerable Securities without registration.

     SECTION 5.3   Access to Information; Confidentiality.

     (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Parent, reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company each shall (and shall cause each of its subsidiaries to) furnish promptly to the Parent all information concerning its business, properties and personnel as such party may reasonably request, and the Company shall make available to the Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's (or its subsidiary's) business, properties and personnel as Parent may reasonably request. Parent shall keep such information confidential in accordance with the terms of the confidentiality agreement, dated November 15, 1996, between Parent and the Company.

     (b) Subject to the terms and conditions of that certain confidentiality agreement, dated March 13, 1997, between the Shareholders and Parent, from the date hereof through the Effective Time, the Parent shall provide to the Shareholders certain confidential non-public information reasonably requested by the Shareholders concerning the Parent and its business operations (such agreement, together with the confidentiality agreement referred to in Section 5.3(a) being hereinafter collectively referred to as the "CONFIDENTIALITY AGREEMENTS").

     SECTION 5.4 Consents; Approvals. The Company, Shareholders and Parent shall each use their reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable; the parties agreeing, however, that the Company and Shareholders shall bear the principal responsibility for obtaining any necessary landlord consents. To faciliate the obtaining of any required landlord consents, the Parent agrees that it will refrain, and will cause the Company and its subsidiaries to refrain, from any act or omission that would result in the consolidated net worth of the Company immediately after the Effective Time being less than consolidated net worth of the Company immediately prior to the Effective Time.

     SECTION 5.5   Director and Officer Indemnification.

     (a) The By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-laws of the Company as of January 31, 1997, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees or agents of the Company ("INDEMNIFIED AGENTS"), unless such modification is required by law.

     (b) From and after the Effective Time and to the fullest extent permitted by law, the Surviving Corporation shall honor the indemnity obligations of the Company referenced in Section 5.5(a); provided, however, that no Shareholder shall be entitled to any indemnification with respect to any actual or alleged act or omission relating to this Agreement or the Merger.

     (c) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Agents, shall be binding on all successors and assigns of the

Surviving Corporation and the Parent and shall be enforceable by the Indemnified Agents.

     SECTION 5.6 Notification of Certain Matters. Prior to Closing, the Company and Shareholders shall give prompt notice to Parent, and Parent shall give prompt notice to the Company and Shareholders, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate in any respect (but subject to any materiality limitations expressly provided for in any such representations or warranties), or (ii) any failure of the Company, Shareholders, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by he, she or it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, except if and to the extent provided in Section 8.5 below.

     SECTION 5.7 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     SECTION 5.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law.

     SECTION 5.9 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

     SECTION 5.10  Employment and Non-Competition Agreements.

     (a) At the Closing, Company shall cause those persons identified on Exhibit "C" to duly execute and deliver an Employment and Non-Compete Agreement substantially in the form of Exhibit "D" and to terminate in writing any existing agreement to which Company or its subsidiaries is a party respecting employment.

     (b) At the Closing, each of the Shareholders identified on Exhibit "A" shall execute and deliver a Non-Competition Agreement substantially in the form of Exhibit "E".

     SECTION 5.11  Benefit Plans.

     (a) Parent shall cause the Surviving Corporation to ensure that all persons employed by the Company and its subsidiaries immediately preceding the Effective Time, including those on vacation, leave of absence or disability (the "EFFECTIVE TIME EMPLOYEES"), will be employed by the Surviving Corporation or the Parent on and after the Effective Time for a period of at least one year, on substantially the same terms (including salary, employee benefits, job responsibility and location) as those provided to Effective Time Employees immediately prior to the Effective Time; provided, however, that the Surviving Corporation shall not be required to employ persons who were on disability or other leave of absence on or prior to the Effective Time and who do not return to work with the Surviving Corporation or the Parent after the Effective Time.

     (b) Parent shall not, and shall cause the Surviving Corporation not to, at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Restraining Notification Act of 1988 ("WARN") affecting in whole or in part any facility, site of employment, operating unit or employee of the Company or any subsidiary of the Company without complying fully with the requirements of WARN.

     (c) Effective as of the Effective Time and for a period of at least one year thereafter, Parent shall cause the Surviving Corporation to continue to maintain, as sponsoring employer, the employee benefit plans listed in Section 5.11(c) of the Company Disclosure Schedule, and to continue health and welfare benefits that are comparable to those currently provided by the Company or its
subsidiaries.   Notwithstanding the foregoing sentence, however, the Surviving
Corporation shall not be obligated to maintain any employee benefit plan listed in Section 5.11(c) of the Company Disclosure Schedule if maintaining such plan would result in a loss of tax benefits or advantages due to a discrimination problem under the Code or ERISA. All welfare benefit plans of Parent or the Surviving Corporation in which the Company's or its subsidiaries' employees participate after the Effective Time shall (i) recognize expenses and claims that were incurred by the such employees in the plan year in which the Effective Time occurs for purposes of computing deductible amounts and copayments under the Company's plans as of the Effective Time and (ii) provide coverage for pre-existing health conditions to the extent covered under the applicable plans or programs of the Company as of the Effective Time. In addition, employees of the Surviving Corporation shall receive credit for their prior service with the Company and its subsidiaries for eligibility and vesting purposes and for vacation accrual purposes.

     (d) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Effective Time Employees, shall be binding upon all successors and assigns of the Surviving Corporation and the Parent, and shall be enforceable by the Effective Time Employees.

     SECTION 5.12  No Solicitations.

     (a) No Shareholder will take, nor permit the Company, any of its subsidiaries or any affiliate of a Shareholder (or authorize or permit any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of a Shareholder, the Company, any subsidiary or any such affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or any subsidiary or permitting access to the assets and properties and books and records of the Company or any subsidiary) any offer or inquiry from any person concerning an Acquisition Proposal (as hereinafter defined). If any Shareholder, the Company, any subsidiary or any such affiliate (or any such person acting for or on their behalf) receives from any person any offer, inquiry or informational request referred to above, the Shareholders will promptly advise such person, by written notice, of the terms of this Section
5.12 and will promptly, orally and in writing, advise Parent and Merger Sub of such offer, inquiry or request and deliver a copy of such notice to Parent and Merger Sub.

     (b) For purposes of this Agreement the term "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination to which the Company or any of its subsidiaries is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     SECTION 5.13 General Releases. At the Closing, each Shareholder shall deliver general releases to Parent and Merger Sub, substantially in the form of Exhibit "F", releasing Company and its directors, officers, agents and employees from all claims arising out of events occurring prior to the Effective Time, except (i) as may be described in written contracts and expressly described and excepted from such releases, (ii) in the case of Shareholders who are employees of Company, compensation for current periods expressly described and excepted from such releases, (iii) in the case of Shareholders who are officers or directors claims for indemnification for acts or omissions taken in their capacity as such, provided such acts or omissions do not relate to this Agreement or the Merger, or (iv) claims under this Agreement or any of the Ancillary Instruments. Such releases shall also contain waivers of any right of contribution or other recourse against Company with respect to representations, warranties or covenants made herein by Company.

     SECTION 5.14 Escrow Agreement. At the Closing, Company shall cause each of those Shareholders identified on Exhibit "A" to duly execute and deliver an Escrow Agreement, substantially in the form of Exhibit "G", and to deposit with the named escrow agent, as security for such Shareholder's indemnity obligations under this Agreement, a pro rata portion of the shares of Parent Common Stock issued to such Shareholder as Merger Consideration, such pro rata share to be equal to the percent (10%) of the total number of shares issued to such Shareholder or to such Shareholder's associates, specifically including any individual retirement accounts in which the Shareholder of such Shareholder's spouse is a beneficiary, rounded to the nearest whole number.

     SECTION 5.15 Shareholder's Debt. Prior to the Closing, each Shareholder shall repay in full, and shall cause such Shareholder's affiliates and associates to repay in full, all obligations owed to the Company or any of its subsidiaries.

     SECTION 5.16 Shareholder Agreements. Prior to Closing, Company and the Shareholders shall agree to terminate any Contract to which one or more of such persons is a party that in any way relates to the voting of shares of capital stock of Company or the transfer thereof.

                                  ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act and any applicable foreign antitrust or similar acts shall have expired or been terminated;

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

     (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and Shareholders contained in this Agreement shall be true and correct in all respects at and as of the Effective Time with the same force and effect as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and Parent and Merger Sub shall have received a certificate to such effect signed by each Shareholder and the President and the Chief Financial Officer of the Company;

     (b) Agreements and Covenants. The Shareholders and Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by he, she or it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by each Shareholder and the President and the Chief Financial Officer of the Company; and

     (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent, the parties agreeing that the failure to obtain required landlord consents for at least ninety five percent (95%) of all the Real Property leased by the Company or its subsidiaries shall be reasonably deemed to have a Material Adverse Effect on the Company;

     (d) Opinion of Counsel. The Parent and Merger Sub shall have received a written opinion of Dykema Gossett, PLLC, counsel to the Company and Shareholders, substantially in the form of Exhibit "H" attached hereto.

     (e) Audited Financial Statements. The Parent and Merger Sub shall have received the audited consolidated financial statements (including a balance sheet and statement of income) of the Company and its subsidiaries for the fiscal year ended February 28, 1997, and an unqualified report thereon from Arthur Anderson, which confirms, to the reasonable satisfaction of the Parent and the Merger Sub, that the Recent Financial Statements provided to the Parent and Merger Sub were correct in all material respects.

     (f) Compliance with Securities Laws. The Parent shall have received from each person or entity receiving Parent Common Stock in connection with the Merger (other than the Shareholders) an investment letter in form and substance reasonably acceptable to Parent that is comparable to the representations and warranties of the Shareholders set forth in Section 2.29 of this Agreement, or Parent shall have otherwise received evidence reasonably satisfactory to it that the issuance of the Parent Common Stock in the Merger is exempt from registration under the Securities Act.

     SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

     (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent;

     (d) Opinion of Counsel. The Shareholders shall have received a written opinion of Smith, Gambrell & Russell, LLC, counsel to the Parent and Merger Sub, substantially in the form of Exhibit "I" attached hereto; and

     (e) Tax Opinion. The Shareholders shall have received a written opinion of Dykema Gossett PLLC in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

     (f) The Provident Bank. The Parent shall have furnished the Shareholders with written evidence reasonably satisfactory to Shareholders of the payment to The Provident Bank ("PROVIDENT") of all amounts due to it by the Company and Bruce E. Mommsen ("MOMMSEN") pursuant to the terms of that certain Purchase and Sale of Stock Agreement between Company and Provident dated August 31, 1994, as amended on December 13, 1996.

     (g) Release from Personal Guaranties. The Parent shall have furnished Mommsen with written evidence reasonably satisfactory to him that Michigan National Bank has released Mommsen and his spouse from any personal guaranties relating to amounts owed by the Company or its subsidiaries to Michigan National Bank.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by May 15, 1997, (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.7 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

     (d) by Parent or the Company, respectively (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that in either case of (i) or (ii) above the conditions set forth in
Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "TERMINATING BREACH"), provided, that, if such Terminating Breach is curable prior to May 15, 1997, by the Company or Parent, as the case may be, through the exercise of its reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(d); or

     (e) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or Shareholders except (i) as set forth in
Section 9.5 hereof, (ii) the Confidentiality Agreements shall survive as provided therein, and (iii) nothing herein shall relieve any party from liability for any breach hereof.

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1 By Shareholders. All representations, warranties, covenants, and agreements of the parties herein shall survive the Closing subject to and in accordance with Section 9.1 below. Subject to the terms and conditions of this
Article VIII, each Shareholder, jointly and severally, shall indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation (hereinafter collectively, the "PARENT INDEMNITEES") from and against all Claims asserted against, resulting to, imposed upon, or incurred by any of Parent Indemnitees, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy (as of the date hereof, the date referred to in the applicable representation or warranty and as of the Closing Date) or breach of any representation or warranty of Company or of any Shareholder contained in or made pursuant to this Agreement or any closing certificates delivered in connection therewith; provided, however, that for purposes of this Section 8.1 any qualification of a representation or warranty by reference to the materiality of matters stated therein shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof, (b) the breach of any covenant or agreement of Company or of any Shareholder contained in this Agreement or any closing certificates delivered in connection therewith, (c) any Claims resulting from the manner in which Company has filed Tax Returns, except for Claims relating to the ongoing audit disclosed in Section 2.19(b) of the Company Disclosure Schedule, (d) any pollution, threat to human health or the environment, or exposure to, or manufacture, processing, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of any pollutant, contaminant or hazardous or toxic material or waste that (1) is related in any way to Company's or its subsidiary's or any previous owner's or operator's ownership, operation or occupancy of the business, properties and assets presently or formerly owned or used by Company or any of its subsidiaries, and which (2) in whole or in part occurred, existed, arose out of conditions or circumstances that existed, or was caused on or before the Effective Time, whether or not disclosed pursuant to Section 2.20 or otherwise, (e) the demand or attempted demand by any Shareholder relating to rights, if any, for appraisal arising out of the Merger in accordance with the MBCA, (f) any Claim by any person or entity, whether or not identified in this Agreement, that such person has or had any rights to the capital stock, or payment of any distribution with respect thereto (other than a portion of the Merger Consideration as provided for in this Agreement), of Company or any present or former subsidiary or affiliate, except for the Claim of Provident pursuant to that certain Purchase and Sale of Stock Agreement between Provident and Company dated August 31, 1994, as amended December 13, 1996, or (g) any failure to collect any accounts, notes or other receivables of Company or its subsidiaries existing on the Closing Date (net of reserves on the Recent Financial Statements) not later than 120 days after Closing. As used in this
Article VIII, the term "CLAIM" shall include (i) all losses, damages (including, without limitation, consequential damages with respect to third party claims but not with respect to independent claims of Parent, Merger Sub, Company and/or the Shareholders), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses (including those incurred to enforce rights under this Article VIII)); and (ii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

     SECTION 8.2 By Parent and Merger Sub. Subject to the terms and conditions of this Article VIII, Parent and Merger Sub, jointly and severally, hereby agree to indemnify and hold harmless each Shareholder and, prior to the Closing, the Company (hereinafter collectively, the "COMPANY INDEMNITEES") from and against all Claims asserted against, resulting to, imposed upon or incurred by any such Shareholder, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy (as of the date hereof, the date referred to in the applicable representation or warranty and as of the Closing Date) or breach of any representation or warranty of Parent or Merger Sub contained in or made pursuant to this Agreement or any closing certificates delivered in connection therewith; provided, however, that for purposes of this Section 8.2 any qualification of a representation or warranty by reference to the materiality of matters stated therein shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof, or (b) the breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement or any closing certificates delivered in connection therewith.

     SECTION 8.3 Indemnification of Third-Party Claims. Promptly after receipt by any person entitled to indemnification under this Article VIII (an "INDEMNIFIED PARTY") of notice of the commencement of any action by a third party (a "THIRD PARTY CLAIM") in respect of which the Indemnified Party will seek indemnification under this Article VIII, the Indemnified Party shall notify each person that is obligated to provide such indemnification (an "INDEMNIFYING PARTY") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any obligation or liability that it may have to the Indemnified Party other than to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of such action and, provided that within fifteen (15) days after receipt of such written notice the Indemnifying Party confirms in writing its responsibility therefor and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such Indemnified Party; provided, however, that:
                   -----------------------

           (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; provided, however, that the employment of such
                                 -----------------------
     counsel shall be at the expense of the Indemnifying Party only if the Indemnified Party determines in good faith that such participation is appropriate in light of defenses not available to the Indemnifying Party, conflicts of interest or other similar circumstances;

           (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim (with such approval not to be unreasonably withheld);

           (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; and

           (iv) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (A) any claim to the extent the claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) any claim relating to Taxes.

     If the Indemnifying Party does not assume control of the defense of such claim as provided in this Section 8.3, the Indemnified Party shall defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 8.3. The reimbursement of fees, costs and expenses required by this Section 8.3 shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred. Nothing contain in this
Section 8.3 shall be read to limit indemnification under this Article VIII to only Third Party Claims; the parties hereto acknowledge and agree that indemnification rights under this Article VIII exist with respect to losses that arise independent of any Third Party Claims.

     SECTION 8.4  Payment.

     (a) The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article VIII. Upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed and be subrogated to all rights of such Indemnified Party with respect to the Claim to which such indemnification related.

     (b) To the extent that any Indemnifying Party shall be required to indemnify any Indemnified Party pursuant to this Article VIII, such indemnification obligation may be satisfied for all purposes hereunder by delivering to such Indemnified Party certificates, duly endorsed for transfer, representing that number of shares of Parent Common Stock having a value, rounded to the nearest share, equal to the amount due such Indemnified Party hereunder, with each such share of Parent Common Stock being deemed for purposes hereof to have a value equal to the Average Price.

     SECTION 8.5 Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material" for purposes of Article VI; provided, however, that if any party notifies the other in writing pursuant to Section 5.6 of any fact or circumstance occurring subsequent to the date hereof, that causes any representation or warranty contained in this Agreement to become untrue or inaccurate, and if the occurrence at issue did not result from the breach of any covenant on the part of the disclosing party, and if the other party elects to consummate the Closing despite the disclosure of such fact or circumstance, then such other party shall be deemed to have waived any rights to indemnification hereunder with respect to such subsequently disclosed fact or circumstance but only if such fact or circumstance is accurately and fully disclosed and then only to the extent so disclosed. Notwithstanding anything contained in this Agreement to the contrary any party may elect to postpone the Closing for up to two (2) business days in order to review and consider any material disclosures that are submitted to it by the other party, pursuant to Section 5.6 above, less than two (2) business days prior to the Closing Date.

     SECTION 8.6 Adjustments. All indemnification or reimbursement payments required pursuant to this Agreement shall be made net of all tax and insurance benefits actually received by the Indemnified Party. In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third person, the Indemnified Parties expressly agree that they shall promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such loses or claims. The Indemnified Parties agree to pursue, at the cost and expense of the Indemnifying Party, such claims diligently and to reasonably cooperate, at the cost and expense of the Indemnifying Party, with each applicable insurance carrier and third party indemnitor or contributor.

     SECTION 8.7 Limitations on Right to Indemnification. Notwithstanding anything to the contrary in this Agreement:

     (a) The indemnification obligations under this Article VIII of the Shareholders, on one hand, and Parent, Merger Sub and the other indemnifying parties under Section 8.2, on the other hand, shall only be applicable when the aggregate amount of losses, liabilities, damages, expenses or other charges that are the subject of a proper claim for indemnification under this Article VIII (collectively "LOSSES") exceed, in the aggregate, the sum of $250,000 (the "BASKET") and shall only be applicable to the extent that any such Losses exceed the Basket; and

     (b) The liability of each Shareholder pursuant to this Article VIII shall not exceed an amount equal to twenty-four percent (24%) of the sum of all of the Merger Consideration received by such Shareholder or such Shareholder's associates (specifically including any individual retirement accounts in which such Shareholder or such Shareholder's spouse is a beneficiary) e.g., assuming no adjustment to the Merger Consideration pursuant to Section 1.7(b) above, such

Shareholder's pro rata share of Six Million Dollars ($6,000,000.00), such pro rata share being based on the ownership of the Company Common Stock at the Effective Time by each Shareholder or such Shareholder's associates (specifically including any individual retirement accounts in which the Shareholder or such Shareholder's spouse is a beneficiary), as a percentage of the total of all of the Company Common Stock held at the Effective Time by all of the Shareholders including any associates of such Shareholders (specifically including any individual retirement accounts in which any of the Shareholders or any spouse of any of the Shareholders is a beneficiary);

PROVIDED, HOWEVER, that the provisions of this Section 8.7 shall have no applicability to the obligations or liabilities of any party under Sections 1.7,
5.2 or 9.5 of this Agreement. As between the Shareholders, each Shareholder shall have a claim for contribution against the other for any indemnification claims paid by a Shareholder under this Article VIII; such right of contribution shall be pro rata based on each Shareholder's ownership of the Company Common Stock at the Effective Time as a percentage of the total of all of the Company Common Stock held by both Shareholders at the Effective Time.

     SECTION 8.8 Exclusive Remedy. Except as otherwise specifically provided for in this Agreement, and except for claims based on fraud or claims requesting injunctive or other forms of equitable relief, the sole and exclusive remedy of the Parent Indemnitees and the Company Indemnitees shall be restricted to the indemnification rights set forth in this Article VIII.

     SECTION 8.9 Special Provision Relating to Shareholder Liability. Notwithstanding anything contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) Hansel Artrip ("ARTRIP") shall bear no liability with respect to the breach of any representation or warranty on the part of any Shareholder other than Artrip, and (ii) with respect to any circumstance where Artrip and the other Shareholders are jointly liable under this Article VIII (excluding any breach of a Shareholder representation, warranty or covenant by Artrip with respect to himself or the Shares held by him or his associates, specifically including any individual retirement accounts in which Artrip or his spouse is a beneficiary), Artrip's liability with respect to any indemnification matter for which a Claim is made against him shall be limited to his pro rata share of such liability, such pro rata share being based on the ownership of the Company Common Stock at the Effective Time by Artrip or his associates (specifically including any individual retirement accounts in which Artrip or his spouse is a beneficiary), as a percentage of the total of all of the Company Common Stock held at the Effective Time by all of the Shareholders including any associates of such Shareholders (specifically including any individual retirement accounts in which any of the Shareholders or any spouse of any of the Shareholders is a beneficiary); PROVIDED, HOWEVER, that this provision shall in no way operate to release, lessen or otherwise affect the joint and several liability of any Shareholder other than Artrip.

                                  ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Survival of Representations, Warranties and Agreements; Interpretation.

     (a) The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements contained in this Agreement will survive the Closing
(a) indefinitely with respect to the representations and warranties contained in Sections 2.3, 2.4, 2.5, 2.28, and 3.5 and the covenants and agreements contained in Sections 1.11, 9.4 and 9.5, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.15, 2.19 and 2.20 and Article VIII (specifically including, without limitation, clauses (c), (d), (e), (f) and (g) of Section 8.1), (c) until June 1, 1998, in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a notice of an indemnity claim shall have been timely given under Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved.

     (b) Notwithstanding anything to the contrary contained in this Agreement, any of the Exhibits, the Company Disclosure Schedule or the Parent Disclosure Schedule, any information disclosed in one section of this Agreement, an Exhibit, the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be disclosed with respect to this Agreement, the Exhibits and all sections of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, into which they are specifically incorporated by reference.

     SECTION 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)     If to Parent or Merger Sub:

             Just For Feet, Inc.
             153 Cahaba Valley Parkway North
             Pelham, Alabama  35124

             Telecopier No.: (205) 403-8163
             Telephone No.: (205) 403-8134
             Attention: Chairman and Chief Executive Officer

     With a copy to:

             Arthur Jay Schwartz, Esq.
             Smith, Gambrell & Russell, LLP
             Suite 1800
             3343 Peachtree Road, N.E.
             Atlanta, Georgia  30326

             Telecopier No.: (404) 264-2652
             Telephone No.: (404) 264-2632

     (b)    If to the Company or a Shareholder:

             Imperial Acquisition Corporation
             G-5117 S. Dort Highway
             Flint, Michigan 48507-4431

             Telecopier No.: (810) 744-9118
             Telephone No.: (810) 744-9111
             Attention: Chairman


             With a copy to:

             Fredrick M. Miller, Esq.
             Dykema Gossett PLLC
             400 Renaissance Center
             Detroit, Michigan  48243-1668

             Telecopier No.:  (313) 568-6915
             Telephone No.:  (313) 568-6975

     SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

     (a) "ASSOCIATES" means, with respect to any person, any corporation or other business organization of which such person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     (b) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

     (c) "BUSINESS DAY" means any day other than a day on which banks in the sate of Michigan are required or authorized to be closed;

     (d) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

     (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

     (g) "TO THE KNOWLEDGE" or "KNOWN" and words of similar import shall mean actual knowledge through conscious awareness of a person of facts, or the absence of facts, after having made reasonable inquiry of the appropriate employees, which in the case of the Company shall be those persons identified in
Section 9.3(f) of the Company Disclosure Schedule and in the case of the Parent or Merger Sub shall be those persons identified in Section 9.3(f) of the Parent Disclosure Schedule, having supervisory responsibility for such matter or having direct access to the relevant information.

     SECTION 9.4  SHAREHOLDERS' AGENT; POWER OF ATTORNEY.

     (a) Mommsen is hereby appointed and constituted as "SHAREHOLDERS' AGENT" hereunder, to exercise the powers on behalf of Shareholders set forth in this Agreement; and Mommsen hereby accepts such appointment. In the event of the death, resignation or inability to act of Mommsen, and upon receipt by Parent and Merger Sub of evidence of the same which is satisfactory to Parent and Merger Sub, Emily Mommsen shall be successor Shareholders' Agent with all powers of his predecessor.

     (b) The Shareholders' Agent is hereby appointed and constituted the true and lawful attorney in fact of each Shareholder, with full power in his or her name and on his or her behalf:

           (i) to act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, to give and receive notices on behalf of all the Shareholders; and to act on their behalf in connection with any matter as to which the Shareholders jointly and severally are an "Indemnified Party" or "Indemnifying Party" under Article VIII hereof; all in the absolute discretion of the Shareholders' Agent;

           (ii) in general, to do all things and to perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Shareholders and Merger Sub hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder shall, jointly and severally, hold the Shareholders' Agent free and harmless from any and all loss, damage or liability which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

     SECTION 9.5   Expenses.

     (a) If the transactions contemplated hereby are consummated, then the Shareholders agree to pay, and to indemnify and hold Parent, Merger Sub and Company harmless from and against, each of the following:

           (i) Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

           (ii) All fees and expenses of the Company or its subsidiaries attributable to legal counsel (e.g. Dykema Gossett, PLLC) (whether incurred by or at the direction of the Shareholders, Company or any of its subsidiaries) which are, in the aggregate, in excess of $100,000, in connection with the transactions contemplated hereby.

           (iii) All fees and expenses of the Company or its subsidiaries attributable to outside accountants (e.g. Arthur Andersen LLP) (whether incurred by or at the direct of the Shareholders, Company or any of its subsidiaries) which are, in the aggregate, in excess of $100,000, in connection with the transactions contemplated hereby.

           (iv) All fees and expenses of the Company or its subsidiaries attributable to investment banking and other professional counsel (e.g. Smith Barney Inc.) (other than legal and accounting) (whether incurred by or at the direct of the Shareholders, Company or any of its subsidiaries) which are, in the aggregate, in excess of $700,000, in connection with the transactions contemplated hereby;

Provided, however, that no claim shall exist under clauses (ii), (iii) or (iv) unless the aggregate of such fees and expenses exceeds $900,000 and then only to the extent of such excess.

     (b) The Parent agrees to pay all filing fees related to the filings by the Company, Parent and Merger Sub under the HSR Act. Except as otherwise provided in this Agreement, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby, regardless of whether or not the transactions contemplated hereby are consummated.

     (c) Regardless of whether or not the transactions contemplated hereby are consummated, the parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Section 9.5 (or the balance of this Agreement in the event that Article VIII is no longer effective) shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

     SECTION 9.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.7 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

     SECTION 9.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 9.11 Assignment; Guarantee of Merger Sub Obligations. Prior to Closing, this Agreement shall not be assigned by operation of law or otherwise. After Closing, this Agreement may be freely assigned by operation of law or otherwise. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub.

     SECTION 9.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Sections 5.5 and 5.11 (which are intended to be for the benefit of the Indemnified Agents and the Effective Time Employees, respectively, and may be enforced by such Indemnified Agents and Effective Date Employees, respectively).

     SECTION 9.13 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Michigan applicable to contracts executed and fully performed within the State of Michigan.

     SECTION 9.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                   ARTICLE X

        SPECIAL PROVISIONS RELATING TO POOLING OF INTERESTS ACCOUNTING

     SECTION 10.1. Efforts to Obtain Pooling of Interests Accounting Treatment. The parties hereto acknowledge and agree that it is beneficial for all parties if the Merger can be accounted for on a "pooling of interests basis for financial accounting and SEC purposes."

Accordingly, each party agrees to utilize its respective best efforts to cause the Merger to be appropriately accounted for on a pooling of interests basis; provided that no party shall be required to take any action that would expose it to liability in excess of the economic benefit to such party resulting from the transaction qualifying for "pooling of interests" accounting. Each party acknowledges and agrees that no assurances can be given that the Merger can be properly accounted for on a pooling of interest basis.

     SECTION 10.2 Alternative Provisions if Pooling of Interests Accounting is Available. If, but only if, the Parent has determined in its sole discretion that the Merger may be accounted for on a pooling of interests basis, then this Agreement shall be deemed to be revised as follows:

     (a) SECTION 1.7(a) shall be deleted in its entirety and the following substituted in lieu thereof:

           "The aggregate consideration to be paid by Parent in respect of the Shares issued and outstanding as of the Effective Time pursuant to the Merger shall be Thirty Million Dollars ($30,000,000) (the "MERGER CONSIDERATION"), through conversion of such Shares into the right to receive that number of validly issued, fully paid and nonassessable shares ("PARENT SHARES") of the common Stock, $.0001 par value, of Parent ("PARENT COMMON STOCK") which results by dividing the Merger Consideration by the average of the Last Sale Prices for Parent Common Stock for the period of ten (10) Trading Days that ends on and includes the Trading Day immediately preceding the Closing Date (the "AVERAGE PRICE"). For purposes of this Agreement, a "Trading Day" shall mean a day in which the Parent Common Stock is traded on the over the counter market and the "Last Sale Price" shall be the last sale price for Parent Common Stock as reported by the Nasdaq Stock Market for such Trading Day."

     (b) SECTION 1.7(b) shall be revised by deleting all references to "Four and 70/100 Dollars ($4.70)" and substituting in lieu thereof a reference to "Five and 70/100 Dollars ($5.70)."

     (c) SECTION 6.1 shall be revised by adding the following provision to the end thereof:

           "(d) Availability of Pooling of Interest Account. The Parent and Shareholders shall have each delivered to the other a written instrument acknowledging that this Agreement has been revised pursuant to Article X hereof."

     (d) SECTION 8.4(b) shall be revised to read as follows:

           "(b) To the extent that any Indemnifying Party shall be required to indemnify any Indemnified Party pursuant to this Article VIII, such indemnification obligation shall be satisfied for all purposes hereunder by delivering to such Indemnified Party certificates, duly endorsed for transfer, representing that number of shares of Parent Common Stock having a value, rounded to the nearest share, equal to the amount due such Indemnified Party hereunder, with each such share of Parent Common Stock being deemed for purposes hereof to have a value equal to the Average Price. To the extent that any

     Shareholder has insufficient shares of Parent Common Stock to satisfy any indemnification obligation hereunder, such Shareholder shall satisfy the remaining amount of such obligation by cash payment to the Indemnified Party."

     (e) SECTION 8.7(b) shall be revised to read as follows:

           "(b) The liability of each Shareholder pursuant to this Article VIII shall not exceed an amount equal to ten percent (10%) of the sum of all of the Merger Consideration received by such Shareholder, e.g. such Shareholder pro rata share of Three Million Dollars ($3,000,000), such pro rata share being based on each Shareholder's ownership of the Company Common Stock at the Effective Time as a percentage of the total of all of the Company Common Stock held by both Shareholders at the Effective Time;"

     (f) SECTION 9.1(a) of the Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

           "SECTION 9.1(a) Survival of Representations, Warranties and Agreements; Interpretation.

           (a) The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.3, 2.4, 2.5, 2.28, and 3.2 and the covenants and agreements contained in Sections 1.11, 9.4 and 9.5, (b) until the earlier of (i) the date of the audit report on the first audited financial statements after the Closing Date containing combined operations of Parent and the Subsidiary Corporation, or (ii) the first anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, (c) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, or (d) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Article VIII (specifically including, without limitation, clauses (c), (d), (e), (f) and (g) of
     Section 8.1), except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a notice of an indemnity claim shall have been timely given under Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved."

     (g) Transfer or Disposal of Securities by Shareholders. (A) The Shareholders hereby jointly and severally each covenants, represents and warrants to Parent and Merger Sub that: During the two year period prior to November 15, 1996, no Shareholder has or will transfer or otherwise dispose of any securities of Company held by a Shareholder, except for transfers or other dispositions by operation of law upon the death of a Shareholder or by the estate of a Shareholder if necessary to pay estate taxes or other transfers or dispositions that Parent determines will not prevent Parent from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates, and except if and to the extent provided for in Section 10.1 above.

     (B) Beginning thirty (30) days prior to the Effective Time, no Shareholder will sell, transfer or otherwise dispose of any securities of Company or Parent, including shares of Parent Common Stock received by a Shareholder in the Merger, until after such time as financial results covering at least thirty (30) days of combined operations of Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that Parent determines, taking into account the actions of other Affiliates, will not prevent Parent from accounting for the Merger as a pooling of interests.

     SECTION 10.3. Acknowledgments with respect to this Article X. If the Parent determines that the Merger can not be accounted for on a "pooling of interests" basis, then at the Closing, each party agrees to deliver to the other a written acknowledgment of such determination, and such party's agreement that the provisions of this Article X shall be of no further force or effect.



                        [signatures begin on next page]

     IN WITNESS WHEREOF, Parent, Merger Sub, Company and each Shareholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         "PARENT"

                         JUST FOR FEET, INC.


                         By:___________________________________
                          Name:
                          Title:


                         "MERGER SUB"

                         IAC ACQUISITION CORPORATION


                         By:___________________________________
                          Name:
                          Title:



                      [signatures continued on next page]

                                    "COMPANY"

                                    IMPERIAL ACQUISITION CORPORATION


                                    By:___________________________________
                                       Name:
                                       Title:

                                    "SHAREHOLDERS"


                                    ______________________________________
                                    Name:   BRUCE E. MOMMSEN


                                    ______________________________________
                                    Name:  EMILY A. MOMMSEN


                                    ______________________________________
                                    Name:  HANSEL ARTRIP

     The undersigned hereby executes this Agreement solely for the purpose of certifying, representing and warranting to the Parent and Merger Sub that (i) the undersigned is the spouse of Hansel Artrip, a named Shareholder in this Agreement; (ii) the undersigned is the beneficiary of an IRA custodial account with Michigan National Bank; (iii) such account is self-directed and the undersigned maintains the authority to vote any shares of Company Common Stock held in such IRA; (iv) the undersigned has approved the execution and delivery of this Agreement by the Company and the consummation of the Merger Contemplated herein; (v) the undersigned will refrain from the exercise of any dissenter's rights, and (vi) the undersigned has executed this Agreement to induce the Parent and Merger Sub to execute and deliver this Agreement and to consummate the Merger and with full knowledge that the Parent and Merger Sub will rely upon the truth and accuracy of above statements of the undersigned.


                                    _______________________________
                                    BARBARA ARTRIP

                                  EXHIBIT "A"
                                  -----------


                               Bruce E. Mommsen

                               Emily A. Mommsen

                                 Hansel Artrip

                                  EXHIBIT "B"
                                  -----------



                                                                    Pro Rata Portion of
                               Number of                                  Merger
 Name of Shareholder          Shares Held     Total Shares Issued     Consolidation
 -------------------          -----------     -------------------   -------------------
Bruce E. Mommsen               730,000              841,002              86.8012%
and Emily A. Mommsen,
jointly

Hansel Artrip                   58,749              841,002               6.9856%

James Urban                      2,000              841,002               0.2378%

IRA custodial account           39,753              841,002               4.7269%
with Michigan National
Bank, Hansel Artrip,
beneficiary

IRA custodial account           10,500              841,002               1.2485%
with Michigan National
Bank, Barbara Artrip,
beneficiary


                                  EXHIBIT "C"
                                  -----------


                                  Mike Butka

                                  Bill Drury

                                   Jim Hall

                                 Bert Metzger

                                   Bill Rau

                                   Jim Urban

                                 Andrew Belsky

                                 Vince Brooks

                                 Chuck Herman

                              Hansel (Art) Artrip